SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 1999


                      LEISURE TIME CASINOS & RESORTS, INC.
             (Exact name of registrant as specified in its charter)



          Colorado                  000-26935              34-1763271
(State or other jurisdiction  (Commission File No.)     (I.R.S. Employer
    of incorporation)                                  Identification No.)


    4258 Communications Drive, Norcross, Georgia                 30093
    --------------------------------------------                 -----
      (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (770) 923-9900

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On December 10, 1999, Prime Technological Services, Inc. ("Prime") purchased 523,759 shares of Convertible Series A Preferred Stock ("Convertible Series A") from Leisure Time Casinos & Resorts, Inc. ("Company") for a total purchase price of $5,237,586 consisting of (i) the cancellation of a promissory note dated August 1, 1999, in the amount of $2,000,000 from the Company to Prime, (ii) a credit for the payment of interest of $63,500 due from the Company to Prime, (iii) a credit for the payment of $69,532 of interest that the Company might be obligated to pay to Prime that Prime has paid to Prime's suppliers,
(iv) a credit for the payment of $557,523 due as an account payable from the Company to Prime and (v) a deposit of $2,547,031 against future purchases of inventory by the Company from Prime. The Convertible Series A is entitled to a dividend of 6 % per annum that is payable on a semi-annual basis beginning June 10, 2000, and continuing each December 10 and June 10 thereafter. Unpaid dividends accumulate at a rate of 12% per annum until paid in full. Subject to the prior redemption, the Convertible Series A is convertible into the Company's common stock at a conversion price of $7.875 per share. The number of shares of common stock which are issuable upon conversion of each share of Convertible Series A is determined by dividing $10.00 by the conversion price of $7.875 per share. If at any time after December 10, 2002, the market price of the Company's common stock is not at least $7.875 per share, the conversion price will be reduced to the market price as of the day prior to the date of conversion. In no event, however, is the Convertible Series A convertible into more than 1,173,867 shares of the Company's common stock. For a three-year period beginning December 10, 1999, and ending on December 10, 2002, the Convertible Series A is subject to redemption by the Company at a price of $10.00 per share plus cumulative dividends that are accrued and unpaid to the date fixed for redemption.

      The Company also agreed to register at its cost the Company's common stock issuable upon conversion of the Convertible Series A upon demand after December 10, 2002, or prior to December 10, 2002, if the Company files a registration statement prior to that date and an underwriter does not object to the inclusion of the common stock in any such registration statement.

     At the same time, the Company entered into a three-year Consulting Agreement with Mogo Financial Management Company, d/b/a Mogo Technical Consultants ("Mogo") pursuant to which Mogo agreed to provide the Company on an "as-needed" basis with necessary consultation, advice, instruction and support with respect to the design, development and manufacture of electronic circuit boards. For rendering the consulting services, the Company agreed to pay Mogo $608,400, payable $101,400 on May 10, 2000, and $16,900 per month for 30 months commencing on June 10, 2000. The Consulting Agreement is for a period of three years or until the agreement is terminated earlier by the mutual agreement of Mogo and the Company or at such time as Prime no longer owns any shares of the Company's Convertible Series A.

     As a part of the transaction, the Company also paid Mogo a transaction fee of $273,880 in the form of $175,000 in cash and the balance in the form of a promissory note for $98,880 that bears interest at 8% per annum. The Company is required to pay the principal amount of the note with interest as follows: (a) the sum of $50,000 plus accrued interest is due and payable on January 10, 2000, and (b) the remaining principal sum of $48,880 plus accrued interest is due and payable on February 10, 2000.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

      Not Applicable.

(b)   Pro Forma Financial Information

      Not Applicable.

(c)   Exhibits

      Exhibit 3.0 Articles of Amendment to the Articles of Incorporation of Leisure Time Casinos & Resorts, Inc. filed on December 10, 1999.

      Exhibit 10.1 Subscription Agreement dated December 10, 1999, between Prime Technological Services and Leisure Time Casinos & Resorts, Inc. (without exhibits B, C or D).

      Exhibit 10.2 Consulting Agreement dated December 10, 1999, by and between Leisure Time Casinos & Resorts, Inc. and Mogo Financial
                Company   d/b/a   Mogo   Technical Consultants.

      Exhibit 10.3 Promissory Note in the amount of $98,880 and dated December 10, 1999, from Leisure Time Casinos & Resorts, Inc. to Mogo Financial Management Company.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 1999
                               LEISURE TIME CASINOS & RESORTS, INC.



                               By: /s/ Alan N. Johnson
                                       Alan N. Johnson, President

                                  EXHIBIT INDEX

      Exhibit 3.0 Articles of Amendment to the Articles of Incorporation of Leisure Time Casinos & Resorts, Inc. filed on December 10, 1999.

      Exhibit 10.1 Subscription Agreement dated December 10, 1999, between Prime Technological Services and Leisure Time Casinos & Resorts, Inc. (without exhibits B, C or D).

      Exhibit 10.2 Consulting Agreement dated December 10, 1999, by and between Leisure Time Casinos & Resorts, Inc. and Mogo Financial
                Company   d/b/a   Mogo   Technical Consultants.

      Exhibit 10.3 Promissory Note in the amount of $98,880 and dated December 10, 1999, from Leisure Time Casinos & Resorts, Inc. to Mogo Financial Management Company.